UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 22, 2026
Date of report (Date of earliest event reported)
______________________
ENCORE CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26489	48-1090909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
350 Camino de la Reina, Suite 100
San Diego, California 92108
(Address of principal executive offices)(Zip Code)
(877) 345-3002
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	ECPG	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01.    Regulation FD Disclosure.
On July 22, 2026, Encore Capital Group, Inc. (the “Company”) issued a press release regarding the Redemption (described below), a copy of which is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.    Other Events.
On July 22, 2026, the Company issued a notice (the “Redemption Notice”) to holders of the Company’s 4.00% Convertible Senior Notes due 2029 (the “Notes”) calling for redemption (the “Redemption”) of all outstanding Notes.

On September 24, 2026 (the “Redemption Date”), all then-outstanding Notes that are called for Redemption and have not been submitted for conversion will be repurchased for cash at a price (the “Redemption Price”) equal to the principal amount of such Notes plus accrued and unpaid interest on such Notes to, but excluding, the Redemption Date.

Notes that are called for Redemption may be submitted for conversion at any time before 5:00 p.m. (New York City time) on the second scheduled trading day before the Redemption Date. The Company currently expects that holders of Notes called for Redemption will convert such Notes before the Redemption Date. However, those holders are not obligated to convert their Notes, and the Company will be required to pay the Redemption Price for all Notes called for Redemption that have not been converted. Notes that are converted after they are called for Redemption will be settled in cash. As of the date of the Redemption Notice, the conversion rate of the Notes is 15.1763 shares of the Company’s common stock per $1,000 principal amount of Notes. However, in accordance with the Indenture governing the Notes, the Conversion Rate applicable to Notes called for Redemption that are converted during the period beginning on, and including, July 22, 2026 and ending on, and including, September 22, 2026 will be increased to 16.2056 shares of the Company’s common stock per $1,000 principal amount of Notes. If all of the Notes called for redemption were converted in connection with the Redemption and the price for the Company’s common stock on each day during the observation period over which the conversion consideration is determined remained equal to the closing price of the Company’s common stock on July 21, 2026, the Company would expect to make an aggregate cash payment of approximately $332.5 million to settle such conversions.

In connection with the pricing of the Notes in February 2023, the Company entered into privately negotiated capped call transactions with certain financial institutions (the “option counterparties”). In connection with the Redemption, the Company expects that the capped call transactions will unwind and terminate in full. In connection with any such unwind and termination, the Company would receive from each option counterparty an amount of cash (or shares of the Company’s common stock if agreed with the applicable option counterparty) reflecting the then-current option value of such capped call transaction, as determined pursuant to the terms of such transaction or as otherwise agreed with the Company. The Company expects to enter into bilateral unwind agreements with each option counterparty to unwind and terminate its respective capped call transaction as of or shortly following the Redemption Date, with a termination value determined based on the market price of the Company’s common stock over a valuation period expected to end shortly prior to the Redemption Date and payable to the Company on or shortly following the Redemption Date, in each case, subject to extension.

In connection with unwinding and terminating the capped call transactions, the option counterparties and/or their respective affiliates are expected to unwind various derivative transactions with respect to the Company’s common stock and/or sell shares of the Company’s common stock or other securities of the

Company in secondary market transactions. This activity may have the effect of decreasing (or reducing the size of any increase in) the market price of the Company’s common stock.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the planned Redemption, including the Company’s expectations regarding conversions by holders of Notes called for Redemption, and its expected impacts and other statements that are not historical facts. These statements are based on current expectations and beliefs concerning future developments and their potential effects on us and should not be relied upon as representing the Company’s assessment as of any date subsequent to the date of this Current Report on Form 8-K. There can be no assurance that future developments affecting us will be those that we have anticipated. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as such factors may be updated from time to time, including without limitation its Quarterly Reports on Form 10-Q and other documents filed with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from those projected by these forward-looking statements. There may be additional risks that we presently do not know or that we currently believe are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. We anticipate that subsequent events and developments will cause our assessments to change. However, we specifically disclaim any obligation to do so, except as may be required by law. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date:	July 22, 2026	/s/ Tomas Hernanz
Tomas Hernanz
Executive Vice President, Chief Financial Officer and Treasurer